UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2015
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Travelzoo Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2015, the Board of Directors (the “Board”) of Travelzoo Inc. (the “Company”) approved an increase in the size of the Board from five to seven directors and appointed Ms. Caroline Tsay and Ms. Beatrice Tarka as directors of the Company, effective August 25, 2015, to fill the newly created directorships and serve until the next annual meeting of stockholders.

Caroline Tsay has served as vice president & general manager of the HP Software Online Business at Hewlett-Packard Company since March 2013. From April 2007 to March 2013, Ms. Tsay held several product leadership positions across the consumer search, e-commerce, and advertising businesses at Yahoo! Inc. Most notably, she was senior director of product management, search and e-commerce, which included Yahoo! Travel, Shopping, Homes, and Autos. From June 2004 to April 2007, Ms. Tsay served as senior consultant, supply chain & customer relationship management at IBM Global Services. Since December 2014, Ms. Tsay has served as a director for Rosetta Stone Inc., a company listed on the New York Stock Exchange. Ms. Tsay holds a B.S. in Computer Science from Stanford University and an M.S. in Management Science and Engineering from Stanford University. Areas of Ms. Tsay’s relevant experience include product development, e-commerce and strategy.

Beatrice Tarka has served as the chief executive officer of Mobissimo, Inc. since she founded the company in September 2000. Mobissimo, Inc. is a travel search engine that allows users to compare prices of airline tickets, hotel bookings, travel deals and rental cars. From January 1996 to June 2000, Ms. Tarka served as the chief executive officer of Axall Media SARL, a company which she co-founded. Axall Media SARL is a games and entertainment software developer and publisher. Ms. Tarka served as an advisory Board member of Healthspottr, Inc. from 2000 to 2002. Ms. Tarka holds a bachelor’s degree in International Affairs from American University of Paris and holds a master’s degree in Business Administration from Boston University. Areas of Ms.Tarka’s relevant experience include entrepreneurship, strategic partnerships, international business and innovative online product development.

Ms. Tarka and Ms. Tsay will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors of the Board. Ms. Tarka and Ms. Tsay have not been named to any committees of the Board at this time.

Ms. Tarka and Ms. Tsay as well as Ms. Reilly, Mr. Karg, and Mr. Neale-May, will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market. These five independent directors represent a majority of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date:	August 26, 2015	By:	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated August 26, 2015.